UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 4, 2023
Date of Report (Date of earliest event reported)

ELECTRAMECCANICA VEHICLES CORP.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-38612	98-1485035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6060 Silver Drive Third Floor Burnaby, British Columbia, Canada	V5H 0H5
(Address of principal executive offices)	(Zip Code)

(604) 428-7656
Registrant’s telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock	SOLO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02	Termination of a Material Definitive Agreement.

As previously reported, on August 14, 2023, ElectraMeccanica Vehicles Corp., a company existing under the laws of the Province of British Columbia (“ElectraMeccanica”), Tevva Motors Limited, a company registered in England and Wales (“Tevva”), 1432952 B.C. Ltd., a company existing under the laws of the Province of British Columbia, and 1432957 B.C. Ltd., a company existing under the laws of the Province of British Columbia, entered into an Arrangement Agreement (the “Arrangement Agreement”), pursuant to which ElectraMeccanica and Tevva were to combine by way of a statutory plan of arrangement under the Business Corporations Act (British Columbia).

On October 4, 2023, ElectraMeccanica notified Tevva of the termination of the Arrangement Agreement by ElectraMeccanica pursuant to and in accordance with Section 4.08(c) and Section 8.01(c)(i) of the Arrangement Agreement, effective immediately. ElectraMeccanica terminated the Arrangement Agreement as a result of multiple incurable breaches of the Arrangement Agreement by Tevva, including failures by Tevva to disclose to ElectraMeccanica material information about Tevva.

As a result of the termination of the Arrangement Agreement, the previously reported voting support and lock-up agreements that were entered into by ElectraMeccanica and Tevva with certain shareholders of ElectraMeccanica and Tevva, as applicable, in connection with the execution of the Arrangement Agreement were automatically terminated pursuant to their terms.

Item 8.01	Other Events.

On October 4, 2023, ElectraMeccanica issued a press release to announce the termination of the Arrangement Agreement. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated herein by reference.

Additionally, as a result of the termination of the Arrangement Agreement, all amounts due (including any accrued interest and other sums due) under the term loan facility (the “Working Capital Facility”) pursuant to that certain facility letter, dated August 14, 2023, by and between ElectraMeccanica and Tevva, became repayable in full 90 days from and including the date on which the Arrangement Agreement was terminated (i.e., January 2, 2024). As of the date of this Current Report, an aggregate principal amount of $6 million (plus any accrued interest and other sums due) is due from Tevva to ElectraMeccanica under the Working Capital Facility.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit
Number	Description
99.1	Press Release, dated October 4, 2023

104	Cover Page Interactive Data File (cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 4, 2023	ELECTRAMECCANICA VEHICLES CORP.

	By:	/s/ Michael Bridge
Michael Bridge
General Counsel and Corporate Secretary